===============================================================================

                                  $225,000,000

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                         dated as of September 21, 2000,

                                  by and among

                           HICKORY TECH CORPORATION ,

                                  as Borrower,

                         the Lenders referred to herein,

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                          FIRST UNION SECURITIES, INC.
                             acted as Lead Arranger



================================================================================

                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS........................................................................................   1
SECTION 1.1          DEFINITIONS..............................................................................   1
SECTION 1.2          GENERAL..................................................................................  17
SECTION 1.3          OTHER DEFINITIONS AND PROVISIONS.........................................................  17


ARTICLE II  REVOLVING CREDIT FACILITY.........................................................................  17
SECTION 2.1          REVOLVING CREDIT LOANS...................................................................  17
SECTION 2.2          PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS.........................................  18
SECTION 2.3          REPAYMENT OF REVOLVING CREDIT LOANS......................................................  18
SECTION 2.4          NOTES....................................................................................  20
SECTION 2.5          PERMANENT REDUCTION OF THE REVOLVING CREDIT COMMITMENT...................................  20
SECTION 2.6          TERMINATION OF REVOLVING CREDIT FACILITY.................................................  21
SECTION 2.7          USE OF PROCEEDS..........................................................................  21


ARTICLE III  LETTER OF CREDIT FACILITY........................................................................  22
SECTION 3.1          L/C COMMITMENT...........................................................................  22
SECTION 3.2          PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT..............................................  22
SECTION 3.3          COMMISSIONS AND OTHER CHARGES............................................................  23
SECTION 3.4          L/C PARTICIPATIONS.......................................................................  23
SECTION 3.5          REIMBURSEMENT OBLIGATION OF THE BORROWER.................................................  24
SECTION 3.6          OBLIGATIONS ABSOLUTE.....................................................................  25
SECTION 3.7          EFFECT OF APPLICATION....................................................................  25


ARTICLE IV  TERM LOAN FACILITY................................................................................  25
SECTION 4.1          TERM LOAN................................................................................  25
SECTION 4.2          PROCEDURE FOR ADVANCE OF TERM LOAN.......................................................  25
SECTION 4.3          REPAYMENT OF TERM LOAN...................................................................  26
SECTION 4.4          PREPAYMENTS OF TERM LOAN.................................................................  27
SECTION 4.5          TERM NOTES...............................................................................  28


ARTICLE V  GENERAL LOAN PROVISIONS............................................................................  28
SECTION 5.1          INTEREST.................................................................................  28
SECTION 5.2          NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS.................................  32
SECTION  5.3         CONVERSION OF TERM LOAN INTEREST RATE....................................................  32
SECTION 5.4          FEES.....................................................................................  34
SECTION 5.5          MANNER OF PAYMENT........................................................................  34
SECTION 5.6          CREDITING OF PAYMENTS AND PROCEEDS.......................................................  35
SECTION 5.7          ADJUSTMENTS..............................................................................  35

SECTION 5.8          NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE
                     ADMINISTRATIVE AGENT.....................................................................  35
SECTION 5.9          CHANGED CIRCUMSTANCES....................................................................  36
SECTION 5.10         INDEMNITY................................................................................  38
SECTION 5.11         CAPITAL REQUIREMENTS.....................................................................  39
SECTION 5.12         TAXES....................................................................................  39
SECTION 5.13         SECURITY.................................................................................  41


ARTICLE VI  CLOSING; CONDITIONS OF CLOSING AND BORROWING......................................................  41
SECTION 6.1          CLOSING..................................................................................  41
SECTION 6.2          CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT...................................  41
SECTION 6.3          CONDITIONS TO ALL EXTENSIONS OF CREDIT...................................................  45
SECTION 6.4          POST-CLOSING MATTERS; MORTGAGES..........................................................  45


ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE BORROWER...................................................  46
SECTION 7.1          REPRESENTATIONS AND WARRANTIES...........................................................  46
SECTION 7.2          SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC..........................................  54


ARTICLE VIII  FINANCIAL INFORMATION AND NOTICES...............................................................  54
SECTION 8.1          FINANCIAL STATEMENTS AND PROJECTIONS.....................................................  54
SECTION 8.2          FCC AND PUC MATTERS......................................................................  55
SECTION 8.3          OFFICER'S COMPLIANCE CERTIFICATE.........................................................  55
SECTION 8.4          ACCOUNTANTS' CERTIFICATE.................................................................  55
SECTION 8.5          OTHER REPORTS............................................................................  56
SECTION 8.6          NOTICE OF LITIGATION AND OTHER MATTERS...................................................  56
SECTION 8.7          ACCURACY OF INFORMATION..................................................................  57


ARTICLE IX  AFFIRMATIVE COVENANTS.............................................................................  57
SECTION 9.1          PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS..................................  57
SECTION 9.2          MAINTENANCE OF PROPERTY..................................................................  57
SECTION 9.3          INSURANCE................................................................................  57
SECTION 9.4          ACCOUNTING METHODS AND FINANCIAL RECORDS.................................................  58
SECTION 9.5          PAYMENT AND PERFORMANCE OF OBLIGATIONS...................................................  58
SECTION 9.6          COMPLIANCE WITH LAWS AND APPROVALS.......................................................  58
SECTION 9.7          ENVIRONMENTAL LAWS.......................................................................  58
SECTION 9.8          COMPLIANCE WITH ERISA....................................................................  59
SECTION 9.9          COMPLIANCE WITH AGREEMENTS...............................................................  59
SECTION 9.10         CONDUCT OF BUSINESS......................................................................  59
SECTION 9.11         VISITS AND INSPECTIONS...................................................................  59
SECTION 9.12         ADDITIONAL SUBSIDIARIES..................................................................  59
SECTION 9.13         FURTHER ASSURANCES.......................................................................  59
SECTION 9.14         COBANK PARTICIPATION CERTIFICATES........................................................  60
SECTION 9.15         RTFC ELIGIBILITY.........................................................................  60

ARTICLE X  FINANCIAL COVENANTS................................................................................  60
SECTION 10.1.        MAXIMUM LEVERAGE RATIO...................................................................  60
SECTION 10.2.        FIXED CHARGE COVERAGE RATIO..............................................................  60
SECTION 10.3.        INTEREST COVERAGE RATIO..................................................................  60
SECTION 10.4.        MAXIMUM CAPITAL EXPENDITURE..............................................................  61


ARTICLE XI  NEGATIVE COVENANTS................................................................................  61
SECTION 11.1         LIMITATIONS ON DEBT......................................................................  61
SECTION 11.2         LIMITATIONS ON LIENS.....................................................................  62
SECTION 11.3         LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS.............................  63
SECTION 11.4         LIMITATIONS ON MERGERS AND LIQUIDATION...................................................  64
SECTION 11.5         LIMITATIONS ON SALE OF ASSETS............................................................  64
SECTION 11.6         LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS...............................................  65
SECTION 11.7         LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK....................................  65
SECTION 11.8         TRANSACTIONS WITH AFFILIATES.............................................................  65
SECTION 11.9         CERTAIN ACCOUNTING CHANGES...............................................................  65
SECTION 11.10        AMENDMENTS; PAYMENTS AND PREPAYMENTS.....................................................  66
SECTION 11.11        RESTRICTIVE AGREEMENTS...................................................................  66
SECTION 11.12        NATURE OF BUSINESS.......................................................................  66
SECTION 11.13        IMPAIRMENT OF SECURITY INTERESTS.........................................................  66


ARTICLE XII  DEFAULT AND REMEDIES.............................................................................  66
SECTION 12.1         EVENTS OF DEFAULT........................................................................  66
SECTION 12.2         REMEDIES.................................................................................  69
SECTION 12.3         RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC..........................................  70


ARTICLE XIII  THE ADMINISTRATIVE AGENT........................................................................  70
SECTION 13.1         APPOINTMENT..............................................................................  70
SECTION 13.2         DELEGATION OF DUTIES.....................................................................  70
SECTION 13.3         EXCULPATORY PROVISIONS...................................................................  70
SECTION 13.4         RELIANCE BY THE ADMINISTRATIVE AGENT.....................................................  71
SECTION 13.5         NOTICE OF DEFAULT........................................................................  71
SECTION 13.6         NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS...............................  72
SECTION 13.7         INDEMNIFICATION..........................................................................  72
SECTION 13.8         THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY......................................  73
SECTION 13.9         RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT..................  73


ARTICLE XIV  MISCELLANEOUS....................................................................................  73
SECTION 14.1         NOTICES..................................................................................  73
SECTION 14.2         EXPENSES; INDEMNITY......................................................................  74
SECTION 14.3         SET-OFF..................................................................................  75
SECTION 14.4         GOVERNING LAW............................................................................  75
SECTION 14.5         CONSENT TO JURISDICTION..................................................................  75

SECTION 14.6         BINDING ARBITRATION; WAIVER OF JURY TRIAL................................................  76
SECTION 14.7         REVERSAL OF PAYMENTS.....................................................................  77
SECTION 14.8         INJUNCTIVE RELIEF; PUNITIVE DAMAGE.......................................................  77
SECTION 14.9         ACCOUNTING MATTERS.......................................................................  77
SECTION 14.10        SUCCESSORS AND ASSIGNS; PARTICIPATIONS...................................................  78
SECTION 14.11        AMENDMENTS, WAIVERS AND CONSENTS.........................................................  81
SECTION 14.12        PERFORMANCE OF DUTIES....................................................................  82
SECTION 14.13        ALL POWERS COUPLED WITH INTEREST.........................................................  82
SECTION 14.14        SURVIVAL OF INDEMNITIES..................................................................  83
SECTION 14.15        TITLES AND CAPTIONS......................................................................  83
SECTION 14.16        SEVERABILITY OF PROVISIONS...............................................................  83
SECTION 14.17        COUNTERPARTS.............................................................................  83
SECTION 14.18        TERM OF AGREEMENT........................................................................  83
SECTION 14.19        INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS....................  83

EXHIBITS
Exhibit A-1      -   Form of Revolving Credit Note
Exhibit A-2          Form of Term Loan Note
Exhibit B        -   Form of Notice of Borrowing
Exhibit C        -   Form of Notice of Prepayment
Exhibit D        -   Form of Notice of Conversion/Continuation
Exhibit E        -   Form of Officer's Compliance Certificate
Exhibit F        -   Form of Assignment and Acceptance
Exhibit G        -   Form of Notice of Account Designation
Exhibit H            Form of Collateral Agreement
Exhibit I            Form of Guaranty Agreement
Exhibit J            Form of Joinder Agreement

SCHEDULES

Schedule 1       -   Lenders and Commitments
Schedule 7.1(a)  -   Jurisdictions of Organization and Qualification
Schedule 7.1(b)  -   Subsidiaries and Capitalization
Schedule 7.1(i)  -   ERISA Plans
Schedule 7.1(l)  -   Material Contracts
Schedule 7.1(m)  -   Labor and Collective Bargaining Agreements
Schedule 7.1(q)  -   Real Property
Schedule 7.1(s)  -   Debt and Guaranty Obligations
Schedule 7.1(t)  -   Litigation
Schedule 7.1(w)      Network Agreements, FCC Licenses and PUC Authorizations
Schedule 11.2    -   Existing Liens
Schedule 11.3    -   Existing Loans, Advances and Investments

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 21st day of September, 2000 by and among HICKORY TECH CORPORATION, a Minnesota corporation (the "Borrower"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, a national banking association, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE

     The Borrower, certain financial institutions (the "Prior Lenders") and First Union, as administrative agent therefor, are a party to that certain Amended and Restated Credit Agreement dated as of May 28, 1999 (the "Prior Credit Agreement") under the terms of which the Prior Lenders provided the Borrower with a $125,000,000 revolving credit facility. The Borrower, the Lenders (including certain of the Prior Lenders) and the Administrative Agent now desire to amend and restate the provisions of the Prior Credit Agreement to
(a) provide for an increase in the aggregate committed amount of such revolving credit facility, (b) provide for a $100,000,000 term loan facility, (c) extend the maturity date of the revolving credit facility, and (d) to secure the credit facility, in each case, pursuant to the terms hereof and the other Loan Documents.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "ADMINISTRATIVE AGENT" means First Union National Bank in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 13.9.

     "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1.

     "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Two Hundred Twenty-Five Million Dollars and No/100 ($225,000,000).

     "AGREEMENT" means this Amended and Restated Credit Agreement, as further amended, restated, supplemented or otherwise modified from time to time.

     "AMENDMENT LENDERS" shall have the meaning assigned thereto in Section
14.11.

     "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "APPLICABLE MARGIN" shall have the meaning assigned thereto in Section 5.1(c).

     "APPLICATION" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "ARBITRATION RULES" shall have the meaning assigned thereto in Section 14.6(a).

     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
Section 14.10.

     "AUTHORIZATIONS" means all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from, a Governmental Authority.

     "AVAILABLE COMMITMENT" means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Commitment less (b) such Lender's Extensions of Credit.

     "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate PLUS 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

     "BENEFITED LENDER" shall have the meaning assigned thereto in Section 5.7.

     "BORROWER" means Hickory Tech Corporation in its capacity as borrower hereunder.

     "BUSINESS DAY" means (a) for all purposes other than as set forth in clause
(b) below, any day (other than a Saturday, Sunday or legal holiday) on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "CALCULATION DATE" shall have the meaning assigned thereto in Section 5.1.

     "CAPITAL ASSET" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "CAPITAL EXPENDITURES" means, with respect to the Borrower and its Subsidiaries' for any period, the aggregate cost of all Capital Assets acquired by any such Person during such period, as determined in accordance with GAAP.

     "CAPITAL LEASE" means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "CHANGE IN CONTROL" shall have the meaning assigned thereto in Section 12.1(i).

     "CLOSING DATE" means the date of this Agreement or such later Business Day upon which each condition described in Section 6.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "COBANK" shall have the meaning assigned thereto in Section 9.14.

     "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

     "COLLATERAL" means the collateral security for the Obligations or the Guaranteed Obligations pledged or granted pursuant to the Security Documents.

     "COLLATERAL AGREEMENT" means the Collateral Agreement of even date herewith executed by the Borrower and the Guarantors named therein in favor of the Administrative Agent for the benefit of itself and the Lenders , substantially in the form of Exhibit H, as amended, restated, supplemented, or modified from time to time.

     "COMMITMENT" means, as to any Lender the sum of such Lender's Revolving Credit Commitment and its Term Loan Commitment, as set forth opposite such Lender's name on SCHEDULE 1 hereto, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the ratio of
(a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all the Lenders.

     "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "CREDIT FACILITY" means the collective reference to the Revolving Credit Facility, the Term Loan Facility and the L/C Facility.

     "DEBT" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with
GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person, (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities or partnership interests of such Person, and (h) all net payment obligations incurred by any such Person pursuant to Hedging Agreements.

     "DEBT SERVICE" means, with respect to the Borrower and its Subsidiaries for any period, the sum of the following, each calculated for such period on a Consolidated basis without duplication in accordance with GAAP: (a) Interest Expense PLUS (b) all scheduled principal payments or similar amounts required to be paid with respect to Total Debt (other than mandatory prepayments required pursuant to Section 4.4(b)).

     "DEFAULT" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "DISPUTES" shall have the meaning set forth in Section 14.6.

     "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "EBITDA" means, with respect to the Borrower and its Subsidiaries for any period, the sum of the following, calculated on a Consolidated basis without duplication, in accordance with GAAP: (a) Net Income for such period PLUS (b) the sum of the following, to the extent deducted in determining Net Income (i) Interest Expense, (ii) income, franchise and excess profit taxes paid or payable, (iii) depreciation, amortization and other similar non-cash charges and
(iv) extraordinary losses (for purposes hereof, such extraordinary losses to include any losses attributable to the sale or other disposition of any (A) Wholly-Owned Subsidiary, (B) Investment Ownership Interest or (C) any other asset) LESS (c) any extraordinary gains (for purposes hereof, any extraordinary gains to include any gains attributable to the sale or other disposition of any
(A) Wholly-Owned Subsidiary, (B) Investment Ownership Interest or (C) any other asset), to the extent added in determining Net Income. For any Permitted Acquisition or sale by the Borrower or any Subsidiary during any period of calculation, the EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to such Permitted Acquisition or sale, as if such Permitted Acquisition or sale occurred on the first day of the period.

     "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, (f) a special-purpose investment fund which is organized for the specific purpose of making, acquiring participations in or investing in loans of the type made pursuant to this Agreement, or (g) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

     "ENVIRONMENTAL LAWS" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "ERISA AFFILIATE" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "EVENT OF DEFAULT" means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "EXCESS PROCEEDS" shall have the meaning assigned thereto in Section 4.4(b)(v).

     "EXTENSIONS OF CREDIT" means, as to any Lender at any time (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (iii) the aggregate principal amount of all Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by any Lender, as the context requires.

     "FCC" means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the Federal Communications Commission on the date hereof.

     "FCC LICENSE" means any cellular, mobile telecommunications, specialized mobile radio, microwave or other license, permit, consent, certificate of compliance, franchise, approval, waiver or authorization granted or issued by the FCC.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "FEE LETTER" means that certain fee letter dated August 15, 2000 among the Borrower, First Union and First Union Securities, Inc.

     "FEDERAL FUNDS RATE" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "FIRST UNION" means First Union National Bank, a national banking association, and its successors.

     "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

     "FIXED CHARGES" means, with respect to the Borrower and its Subsidiaries, as of any date, the sum of the following, each calculated on a Consolidated basis, without duplication, in accordance with GAAP for the period of four consecutive fiscal quarters ending on or immediately prior to such date: (a) Debt Service PLUS (b) Capital Expenditures, PLUS (c) income, and excess profit taxes paid or payable PLUS (d) dividends paid or payable by the Borrower pursuant to Section 11.6(b).

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated (subject to Section 14.9) and consistent with the prior financial practice of the Borrower and its Subsidiaries.

         "GOVERNMENTAL APPROVALS" means all Authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTEED OBLIGATIONS" shall have the meaning assigned thereto in the Guaranty Agreement.

     "GUARANTOR" means the collective reference to each Person executing the Guaranty Agreement.

     "GUARANTY AGREEMENT" means the unconditional guaranty agreement of even date herewith executed by the Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of
EXHIBIT I as amended, restated, supplemented or otherwise modified from time to time.

     "GUARANTY OBLIGATION" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental or Common Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass or which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated, supplemented or otherwise modified from time to time.

     "INSURANCE PROCEEDS" shall have the meaning assigned thereto in Section 4.4(b).

     "INTEREST EXPENSE" means, with respect to the Borrower and its Subsidiaries for any period, aggregate interest expense thereof with respect to Total Debt (and, to the extent not included therein, interest expense attributable to Capital Leases, the commitment fees payable hereunder and any fees and charges with respect to any other Debt, and any fees, charges and other net obligations payable with respect to any Hedging Agreements), calculated on a Consolidated basis, without duplication, in accordance with GAAP.

     "ISPA 98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

     "INVESTMENT OWNERSHIP INTERESTS" means, with regard to any Person that is not directly or indirectly a Wholly-Owned Subsidiary of the Borrower, any shares of stock of any class or any other equity ownership interest of such Person that is owned by the Borrower and/or one or more of its Subsidiaries.

     "ISSUING LENDER" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

     "JOINDER AGREEMENT" means, collectively, each joinder agreement executed in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT J.

     "L/C COMMITMENT" means the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Credit Commitment.

     "L/C FACILITY" means the letter of credit facility established pursuant to
Article III hereof.

     "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C PARTICIPANTS" means the collective reference to all the Lenders other than the Issuing Lender.

     "LENDER" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

     "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the Extensions of Credit.

     "LETTERS OF CREDIT" shall have the meaning assigned thereto in Section 3.1.

     "LEVERAGE RATIO" shall have the meaning assigned thereto in Section 10.1.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $500,000 for a period equal to the applicable LIBOR Interest Period which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable LIBOR Interest Period (rounded upward, if necessary to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $500,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable LIBOR Interest Period for a period equal to such LIBOR Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR INTEREST PERIOD" shall have the meaning assigned thereto in Section 5.1(b).

     "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

         LIBOR Rate =               LIBOR
                      ------------------------------------------
                             1.00-Eurodollar Reserve Percentage

     "LIBOR RATE LOAN" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

     "LIEN" means, with respect to any asset, any mortgage, lien pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "LOANS" means the collective reference to the Revolving Credit Loans and the Term Loans, and "Loan" means any of such Loans.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement with any Lender (which such Hedging Agreement is permitted hereunder) the Security Documents, and each other document, instrument and agreement executed and delivered by the Borrower, its Subsidiaries or their counsel in connection with this Agreement or otherwise referred to herein, all as may be amended, restated or otherwise modified.

     "LOAN PARTIES" means, collectively, the Borrower and each of its Subsidiaries who are executing the Guaranty Agreement; "LOAN PARTY" means any one of such Persons.

     "MAKE-WHOLE PREMIUM" means the excess, if any, of (i) the present value of the amount of interest that would have accrued during the applicable Fixed Rate period on that portion of the Term Loan to be prepaid or converted over (ii) the present value of the amount of interest RTFC would earn if that portion of the Term Loan to be prepaid or converted was reinvested for the remainder of the applicable Fixed Rate period in U.S. Treasury obligations with a maturity comparable to the remaining term of the applicable Fixed Rate period. For purposes of calculating the present value in (i) and (ii) above, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations in
(ii) above.

     "MATERIAL ADVERSE EFFECT" means, with respect to the Borrower or any of its Subsidiaries, a material adverse effect (a) on the properties, business, prospects, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as whole (b) on the ability of the Borrower to perform its obligations under, any Loan Document or Material Contracts, in each case, to which it is a party, or (c) on the validity or enforceability of any Loan Document.

     "MATERIAL CONTRACT" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "MORTGAGES" means the collective reference to the mortgages executed by the Borrower or any of its Subsidiaries in favor of the Administrative Agent, for the benefit of itself and the Lenders, encumbering certain real property of the Borrower identified on Schedule 7.1(q).

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six years.

     "NET CASH PROCEEDS" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale LESS the sum (i) all income and excess profit taxes assessed by a Governmental Authority as a result of such sale and any other reasonable fees and expenses actually incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom LESS all reasonable legal, underwriting and other fees and expenses actually incurred in connection therewith, and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable, net of all reasonable expenses of collection actually incurred.

     "NET INCOME" means, with respect to the Borrower and its Subsidiaries for any period, calculated on a Consolidated basis without duplication, in accordance with GAAP, the net income (or loss) thereof for such period.

     "NETWORK AGREEMENT" means an agreement pursuant to which the Borrower or any Subsidiary connects one or more of its Telecommunications Systems to one or more Telecommunications Systems operated by any other Person, excluding any roaming agreements to which the Borrower is a party.

     "NOTES" means the collective reference to the Revolving Credit Notes and the Term Notes and "Note" means any of such Notes.

     "NOTICE OF ACCOUNT DESIGNATION" shall have the meaning assigned thereto in
Section 2.2(b).

     "NOTICE OF BORROWING" shall have the meaning assigned thereto in Section 2.2(a).

     "NOTICE OF CONVERSION/CONTINUATION" shall have the meaning assigned thereto in Section 5.2.

     "NOTICE OF PREPAYMENT" shall have the meaning assigned thereto in Section 2.3(c).

     "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, and (c) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

     "OFFICER'S COMPLIANCE CERTIFICATE" shall have the meaning assigned thereto in Section 8.3

     "OTHER TAXES" shall have the meaning assigned thereto in Section 5.12(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "PARTICIPATION CERTIFICATES" shall have the meaning assigned thereto in
Section 9.14.

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

     "PERMITTED ACQUISITIONS" mean any acquisition by the Borrower permitted by
Section 11.3(c).

     "PERMITTED LIENS" means those Liens permitted by Section 11.2.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "PROPOSED ISSUANCE" means the proposed equity issuance by the Borrower to be completed within 18 months of the Closing Date producing Net Cash Proceeds equal to a minimum of $30 million, on terms and conditions acceptable to the Administrative Agent.

     "PUC" means any state regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications Systems.

     "REGISTER" shall have the meaning assigned thereto in Section 14.10(d).

     "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "REQUIRED LENDERS" means, at any date, any combination of Lenders the sum of whose Revolving Credit Commitment Percentage plus the Term Loan Percentage aggregate at least fifty-one percent (51%) of the Aggregate Commitment or, if the Credit Facility has been terminated pursuant to Section 12.2, any combination of Lenders holding at least fifty-one percent (51%) of the aggregate Extensions of Credit..

     "RESPONSIBLE OFFICER" means any of the following: the chief executive officer or chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

     "REVOLVING CREDIT COMMITMENT" means (a) as to any Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Revolving Credit Lenders on the Closing Date shall be $125,000,000.

     "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to any Revolving Credit Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender to (b) the Revolving Credit Commitments of all Revolving Credit Lenders.

     "REVOLVING CREDIT FACILITY" means the revolving credit facility established pursuant to Article II hereof.

     "REVOLVING CREDIT LENDER" means any Lender holding any portion of the Revolving Credit Commitment.

     "REVOLVING CREDIT LOANS" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

     "REVOLVING CREDIT NOTES" means the collective reference to the Revolving Credit Notes made by the Borrower payable to the order of each Revolving Credit Lender, substantially in the form of EXHIBIT A-1 hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "REVOLVING CREDIT NOTE" means any of such Revolving Credit Notes.

     "REVOLVING CREDIT MATURITY DATE" means the earliest of the dates referred to in Section 2.6.

     "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing Telecommunications Systems.

     "RTFC" means Rural Finance Telephone Cooperative in its capacity as a Lender hereunder.

     "RTFC FIXED RATE" means a rate per annum equal to RTFC's rate as available pursuant to RTFC policies and procedures in effect at the time for fixed rate elections on a Term Loan made by RTFC with a 10% SCC to Term Loan ratio requirement and for the Term Interest Period selected.

     "RTFC PATRONAGE" means a patronage capital refund made by RTFC to the Borrower pursuant to RTFC policies and procedures in effect from time to time based on the percentage that the Borrower's interest payments on the Term Loan during any period have contributed to RTFC's net margins for such period. RTFC Patronage Distributions do not include amortization payments made by RTFC from time to time in respect of its SCCs.

     "RTFC VARIABLE RATE" means a rate per annum equal to RTFC's monthly quoted long-term variable interest rate per annum in effect from time to time as available pursuant to RTFC policies and procedures in effect from time to time for loans made by RTFC with a 10% SCC to loan ratio requirement.

     "SCC" means a non-interest bearing, amortizing subordinated capital certificate of RTFC.

     "SECURITY DOCUMENTS" means the collective reference to the Collateral Agreement, the Guaranty Agreement, the Mortgages and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Person purports to guaranty the payment and/or performance of the Obligations.

     "SOLVENT" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "STOCKHOLDERS' EQUITY" means Consolidated stockholders' equity as determined in accordance with GAAP, including without limitation the sum of common stock, additional paid-in-capital and retained earnings.

     "SUBSIDIARY" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "TAXES" shall have the meaning assigned thereto in Section 5.12(a).

     "TELECOMMUNICATIONS SYSTEMS" means any local exchange and long distance telephone systems (including without limitation any network of digital or analog facilities), any cellular and personal communications systems, any cable television distribution system, and any other telecommunications systems owned, leased, operated or managed by the Borrower or any Subsidiary.

     "TERM INTEREST PERIOD" shall have the meaning assigned thereto in Section 5.1(b).

     "TERM LOAN" means the term loan to be made to the Borrower by the Term Loan Lenders on the Closing Date pursuant to Section 4.1.

     "TERM LOAN COMMITMENT" means (a) as to any Term Loan Lender, the obligation of such Lender to make a Term Loan in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule 1 hereto, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment to make Term Loans. The Term Loan Commitment of all Term Loan Lenders as of the Closing Date shall be $100,000,000.

     "TERM LOAN FACILITY" means the term loan facility established pursuant to
Article IV.

     "TERM LOAN LENDER" means any Lender holding any portion of the Term Loan Commitment.

     "TERM LOAN MATURITY DATE" means the first to occur of (a) September ___, 2009 or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

     "TERM LOAN PERCENTAGE" means, as to any Term Loan Lender, (a) prior to making the Term Loans, the ratio of (i) the Term Loan Commitment of such Term Loan Lender to (ii) the

Term Loan Commitments of all Term Loan Lenders and (b) after the Term Loans are made, the ratio of (i) the outstanding principal balance of the Term Loan of such Term Loan Lender to (ii) the aggregate outstanding principal balance of the Term Loans of all Term Loan Lenders.

     "TERM NOTES" means the Term Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto, evidencing the Debt incurred by the Borrower pursuant to the Term Loan Facility, and any amendments, modifications and supplements thereto, any substitute therefor, and any replacement, restatements, renewals or extensions thereof, in whole or in part.

     "TERMINATION EVENT" means: (a) a "Reportable Event" described in Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

     "TOTAL CAPITALIZATION" means at any date with respect to the Borrower and its Subsidiaries at any date of determination, Total Debt PLUS Stockholders' Equity, determined on a Consolidated basis in accordance with GAAP.

     "TOTAL DEBT" means, with respect to the Borrower and its Subsidiaries, at any date of determination and without duplication, all outstanding Debt thereof on a Consolidated basis.

     "UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994, International Chamber of Commerce Publication No. 500.

     "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended, restated or otherwise modified from time to time.

     "UNITED STATES" means the United States of America.

     "WHOLLY-OWNED" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

     SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular article, section, subsection, Schedule or Exhibit is a reference to that article, section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3     OTHER DEFINITIONS AND PROVISIONS.

     (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

     SECTION 2.1 REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.2; PROVIDED, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment LESS the sum of all outstanding L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Revolving Credit Lender to the Borrower shall not at any time exceed such Lender's Revolving Credit Commitment LESS such Lender's Revolving Credit Commitment Percentage of the L/C Obligations. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

     SECTION 2.2     PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS.

     (a) REQUESTS FOR BORROWING. The Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as EXHIBIT B (a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) at least one (1) Business Day before each Base Rate Loan and (ii) at least three
(3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans in an aggregate principal amount of $250,000 or a whole multiple of $100,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $500,000 or a whole multiple of $500,000 in excess thereof, and (C) in the case of a LIBOR Rate Loan, the duration of the LIBOR Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.

     (b) DISBURSEMENT OF REVOLVING CREDIT LOANS. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of EXHIBIT G hereto (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.2 to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan.

     SECTION 2.3     REPAYMENT OF REVOLVING CREDIT LOANS.

     (a) REPAYMENT ON TERMINATION DATE. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Maturity Date, together, with all accrued but unpaid interest thereon and all other unpaid Obligations with respect to the Revolving Credit Facility.

     (b)     MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

                  (i) EXCESS LOANS. If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Revolving Credit Commitment LESS the sum of all outstanding L/C Obligations, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Revolving Credit Loans in an amount equal to such excess with each such repayment applied FIRST to the principal amount of outstanding Revolving Credit Loans and SECOND, with respect to any Letters of Credit then outstanding, to the deposit of cash collateral into a cash collateral account opened by the Administrative Agent and administered thereby in accordance with Section 12.2(b). Each such repayment shall be accompanied by any amount required to be paid pursuant to Section
             5.10 hereof.

                  (ii) RTFC PATRONAGE DISTRIBUTIONS. The Borrower shall, on
             the date of receipt of any Net Cash Proceeds from any RTFC Patronage Distribution, prepay an aggregate principal amount of the Revolving Credit Loans equal to 100% of such Net Cash Proceeds.

                  (i) SCC AMORTIZATION PAYMENTS. The Borrower shall, on each date of receipt of any Net Cash Proceeds in respect of any amortization payments made by RTFC on any SCCs, prepay an aggregate principal amount of the Revolving Credit Loans equal to 100% of the amount of such Net Cash Proceeds.

                  (iv) COMMITMENT REDUCTIONS. Each permanent reduction
             permitted or required pursuant to Section 2.5 or this Section 2.3 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit in a cash collateral account opened by the Administrative Agent and administered thereby in accordance with Section 12.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and, shall result in the termination of the Revolving Credit Commitment and Revolving Credit Facility. Such cash collateral shall be applied in accordance with Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

     (c) OPTIONAL REPAYMENTS. The Borrower may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent with respect to LIBOR Rate Loans and one (1) Business Day irrevocable notice with respect to Base Rate Loans, in the form attached hereto as EXHIBIT C (a "Notice of Prepayment") specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $250,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans and $500,000 or a whole multiple of

$500,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

     (d) LIMITATION ON REPAYMENT OF LIBOR RATE LOANS. The Borrower may not repay any LIBOR Rate Loan on any day other than on the last day of the LIBOR Interest Period applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

     SECTION 2.4 NOTES. Each Revolving Credit Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Revolving Credit Lender.

     SECTION 2.5     PERMANENT REDUCTION OF THE REVOLVING CREDIT COMMITMENT.

     (a) OPTIONAL. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $5,000,000. The amount of each partial permanent reduction shall be applied PRO RATA to reduce the remaining mandatory reduction amounts required under
Section 2.5(b), and such reduction shall permanently reduce the Revolving Credit Lenders' Revolving Credit Commitments PRO RATA in accordance with their respective Revolving Credit Commitment Percentages.

     (b) MANDATORY REDUCTION. The Revolving Credit Commitment shall be permanently reduced by the following amounts on the corresponding dates as follows:


                                Amount of             Revolving Credit
          Date                  Reduction                 Commitment
    ----------------            ---------             ----------------
       09/30/2000                 0.00%                $ 125,000,000
       12/31/2000                 0.00%                  125,000,000
       03/31/2001                 0.00%                  125,000,000
       06/30/2001                 0.00%                  125,000,000
       09/30/2001                 0.00%                  125,000,000
       12/31/2001                 0.00%                  125,000,000
       03/31/2002                 0.00%                  125,000,000
       06/30/2002                 0.00%                  125,000,000
       09/30/2002                 0.00%                  125,000,000
       12/31/2002                 0.00%                  125,000,000
       03/31/2003                 0.00%                  125,000,000
       06/30/2003                 0.00%                  125,000,000
       09/30/2003                 0.00%                  125,000,000
       12/31/2003                 0.00%                  125,000,000
       03/31/2004                 3.33%                  120,833,333


                                Amount of             Revolving Credit
          Date                  Reduction                 Commitment
    ----------------            ---------             ----------------
       06/30/2004                 3.33%                  116,666,667
       09/30/2004                 3.34%                  112,500,000
       12/31/2004                 3.75%                  107,812,500
       03/31/2005                 3.75%                  103,125,000
       06/30/2005                 3.75%                   98,437,500
       09/30/2005                 3.75%                   93,750,000
       12/31/2005                 5.00%                   87,500.000
       03/31/2006                 5.00%                   81,250,000
       06/30/2006                 5.00%                   75,000,000
       09/30/2006                 5.00%                   68,750,000
       12/31/2006                 6.25%                   60,937,500
       03/31/2007                 6.25%                   53,125,000
       06/30/2007                 6.25%                   45,312,500
       09/30/2007                 6.25%                   37,500,000
       12/31/2007                 7.50%                   28,125,000
       03/31/2008                 7.50%                   18,750,000
       06/30/2008                 7.50%                    9,375,000
       09/30/2008                 7.50%                            0


     (c) If at any time Excess Proceeds remain after the prepayment of Term Loans pursuant to Section 4.4(b), the Revolving Credit Commitment shall be permanently reduced on the date of the required prepayment under Section 4.4(b) by reducing on a pro rata basis the mandatory Revolving Credit Commitment reductions under this Section by an amount equal to the amount of such Excess Proceeds. Any amounts prepaid pursuant to this section may not be reborrowed and shall constitute a permanent reduction in the Revolving Credit Commitment.

     SECTION 2.6 TERMINATION OF REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the earliest of (a) September 21, 2008
(b) the date of termination by the Borrower pursuant to Section 2.5(a), and
(c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

     SECTION 2.7 USE OF PROCEEDS. The Borrower shall use the proceeds of the Extensions of Credit (a) to refinance the Debt outstanding under the Prior Credit Agreement, (b) to pay to RTFC the cash consideration for the SCCs and (c) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions and the payment of certain fees and expenses incurred in connection with the transactions contemplated hereunder.

                                   ARTICLE III

                            LETTER OF CREDIT FACILITY

     SECTION 3.1 L/C COMMITMENT. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $1,000,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than one (1) year from the issuance thereof, which date shall be no later than five (5) business days prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISPA 98, as set forth in the Application or as to be determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI hereof, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to each Lender a copy of such Letter of Credit and the amount of such Lender's L/C Participation therein.

     SECTION 3.3     COMMISSIONS AND OTHER CHARGES.

     (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit MULTIPLIED BY the Applicable Margin with respect to LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3(a) in accordance with their respective Revolving Credit Commitment Percentages.

     (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee with respect to each Letter of Credit in an amount equal to one-fourth percent (1/4%) per annum multiplied by the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Revolving Credit Maturity Date.

     (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.4     L/C PARTICIPATIONS.

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of

(i) such amount, TIMES (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, TIMES (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this
Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this
Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.5 REIMBURSEMENT OBLIGATION OF THE BORROWER. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section 3.5 or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section 3.5 to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.2(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

     SECTION 3.6     OBLIGATIONS ABSOLUTE. The Borrower's obligations under this
Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under
Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     SECTION 3.7 EFFECT OF APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV

                               TERM LOAN FACILITY

     SECTION 4.1 TERM LOAN. Subject to the terms and conditions of this Agreement, each Term Loan Lender severally agrees to make a Term Loan to the Borrower on the Closing Date. The Term Loan shall be funded by each Term Loan Lender in a principal amount equal to such Lender's Term Loan Percentage of the aggregate principal amount of the Term Loans made on the Closing Date, which aggregate principal amount shall equal the total Term Loan Commitment.

     SECTION 4.2 PROCEDURE FOR ADVANCE OF TERM LOAN. The Borrower shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. (Charlotte time) on the Closing Date requesting that the Term Loan Lenders make the Term Loan as a RTFC Variable Rate Loan on such date. Upon receipt of such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 2:00 p.m. (Charlotte time) on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrower, at the office of the Administrative Agent in immediately available funds, the amount of such Term Loan to be made by such Term Loan Lender on the Closing Date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loan in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrower.

     SECTION 4.3 REPAYMENT OF TERM LOAN. The Borrower shall repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments on the last Business Day of each of March, June, September, and December commencing March 31, 2001 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:


         PAYMENT DATE                        PRINCIPAL
                                            INSTALLMENT
                                                ($)
         ------------                  ---------------------
           12/31/00                              0
            3/31/01                           250,000
            6/30/01                           250,000
            9/30/01                           250,000
           12/31/01                           250,000
            3/31/02                           250,000
            6/30/02                           250,000
            9/30/02                           250,000
           12/31/02                           250,000
            3/31/03                           250,000
            6/30/03                           250,000
            9/30/03                           250,000
           12/31/03                           250,000
            3/31/04                           250,000
            6/30/04                           250,000
            9/30/04                           250,000
           12/31/04                           250,000
            3/31/05                           250,000
            6/30/05                           250,000
            9/30/05                           250,000
           12/31/05                           250,000
            3/31/06                           250,000
            6/30/06                           250,000
            9/30/06                           250,000
           12/31/06                           250,000
            3/31/07                           250,000
            6/30/07                           250,000
            9/30/07                           250,000
           12/31/07                           250,000
            3/31/08                           250,000


            6/30/08                           250,000
            9/30/08                           250,000
           12/31/08                           250,000
            3/31/09                          23,000,000
            6/30/09                          23,000,000
            9/30/09                          23,000,000
           12/31/09                          23,000,000


If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon and all other Obligations with respect to the Term Loan Facility, on the Term Loan Maturity Date.

     SECTION 4.4     PREPAYMENTS OF TERM LOAN.

     (a) OPTIONAL PREPAYMENT OF TERM LOAN. The Borrower shall have the right at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Prepayment at least three (3) Business Days prior to any repayment, to prepay the Term Loan in whole or in part, which prepayment shall be subject to the provisions of Section 5.10. Each optional prepayment of the Term Loan hereunder shall be in an aggregate principal amount of at least $5,000,000 and shall be applied pro rata to the outstanding principal installments of the Term Loan in inverse order of maturity thereof. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

     (b)     MANDATORY PREPAYMENT OF TERM LOAN.

     (ii) DEBT PROCEEDS. The Borrower shall prepay the Term Loan in the manner set forth in Section 4.4(b)(v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any incurrence of Debt by the Borrower or any of its Subsidiaries. Such prepayment shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

     (iii) EQUITY PROCEEDS. The Borrower shall prepay the Term Loan in the manner set forth in Section 4.4(b)(v) below in an amount equal to fifty percent (50%) of the aggregate Net Cash Proceeds from any offering of equity securities by the Borrower or any of its Subsidiaries (excluding the Net Cash Proceeds received from the Proposed Issuance). Such prepayment shall be made within three
(3) Business Days after the date of receipt of Net Cash Proceeds of any such transaction.

     (iv) ASSET SALE PROCEEDS. No later than two hundred seventy (270) days following the receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds which have not been reinvested as of such date in similar assets, the Borrower shall prepay the Term Loans in the manner set forth in Section 4.4(b)(v) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from the sale or other disposition or series of related sales or other dispositions of assets by the Borrower or any of its Subsidiaries permitted pursuant to Section 11.5(c).

     (v) INSURANCE PROCEEDS. No later than one hundred twenty (120) days following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds under any of the insurance policies maintained pursuant to
Section 9.3 ("Insurance Proceeds") which have not been reinvested as of such date in similar assets, the Borrower shall prepay the Term Loan in the manner set forth in Section 4.4(b)(v) below in an amount equal to one hundred percent (100%) of the aggregate amount of such Insurance Proceeds received by the Borrower or any of its Subsidiaries. Notwithstanding any of the foregoing to the contrary, upon and during the continuance of an Event of Default and upon notice from the Administrative Agent, all Insurance Proceeds received by the Borrower and its Subsidiaries shall be applied to prepay the Term Loan, such prepayments to be made within three (3) Business Days after the Borrower's or any such Subsidiary's receipt of such Insurance Proceeds.

     (vi) NOTICE; MANNER OF PAYMENT. Upon the occurrence of any event triggering the prepayment requirement under Sections 4.4(b)(i) through and including 4.4(b)(iv), the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment under this Section 4.4(b) shall be applied as follows: FIRST, to repay the outstanding principal balance of the Term Loan and to reduce on a PRO RATA basis the remaining scheduled principal installments of the Term Loans in inverse order of maturity, pursuant to Section 4.3 and (ii) SECOND, to the extent of any excess (the "Excess Proceeds"), pursuant to Section 2.5(c).

Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.10 hereof.

     SECTION 4.5 TERM NOTES. Each Term Loan Lender's Term Loan and the obligation of the Borrower to repay such Term Loan shall be evidenced by a separate Term Loan Note executed by the Borrower payable to the order of such Term Loan Lender.

                                    ARTICLE V

                             GENERAL LOAN PROVISIONS

     SECTION 5.1     INTEREST.

     (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section 5.1, at the election of the Borrower, (i) Revolving Credit Loans shall bear interest at the Base Rate or the LIBOR Rate PLUS, in each case, the Applicable Margin as set forth in Section 5.1(c) below; PROVIDED that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date and (ii) the Term Loan shall bear interest at the RTFC Variable Rate or the RTFC Fixed Rate; PROVIDED that the RTFC Fixed Rate shall not be available until five (5) days after the Closing Date PLUS, in each case the Applicable Margin as set forth below. The Borrower shall select the rate of interest and LIBOR Interest Period or Term Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Each Revolving Credit Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan", and each Revolving Credit Loan or portion thereof bearing interest based on the LIBOR Rate shall be a

"LIBOR Rate Loan." Any Revolving Credit Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan. The portion of the Term bearing interest based on the RTFC Variable Rate shall be a "RTFC Variable Rate Loan", and the portion thereof bearing interest based on the RTFC Fixed Rate shall be a "RTFC Fixed Rate Loan." Any portion of the Term Loan as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a RTFC Variable Rate Loan.

     (b) (i) LIBOR INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 5.1(a), shall elect an interest period (each, a "LIBOR Interest Period") to be applicable to such Loan, which LIBOR Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; PROVIDED that:

               (A) the LIBOR Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive LIBOR Interest Periods, each successive LIBOR Interest Period shall commence on the date on which the next preceding LIBOR Interest Period expires;

               (B) if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day, such LIBOR Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any LIBOR Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the next preceding Business Day;

               (C) any LIBOR Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period;

               (D) no LIBOR Interest Period shall extend beyond the Revolving Credit Maturity Date or if pursuant to Section 5.3(b)(iii) the Term Loan becomes a LIBOR Rate Loan, the Term Loan Maturity Date and LIBOR Interest Periods shall be selected by the Borrower so as to permit the Borrower to make mandatory reductions of the Revolving Credit Commitment pursuant to Section 2.5(b) without payment of any amounts pursuant to Section 5.10; and

               (E) there shall be no more than five (5) LIBOR Interest Periods outstanding at any time.

          (ii) TERM INTEREST PERIODS. In connection with each RTFC Fixed Rate Loan, the Borrower, by giving notice at the times described in Section 5.1(a), shall elect an interest period (each, a "Term Interest Period") to be applicable to the Term Loan, which Term Interest

Period shall, in the case of RTFC Fixed Rate Loan, be a period of one (1), two
(2), three (3), four (4), five (5), six (6), seven (7), eight (8) or nine (9) years; PROVIDED that:

               (A) the Term Interest Period shall commence on the date of advance of the Term Loan; PROVIDED, however that the Term Interest Period for any conversion of any RTFC Variable Rate Loan to a RTFC Fixed Rate Loan and, in the case of immediately successive Term Interest Periods, each successive Term Interest Period shall commence on the date on which the next preceding Term Interest Period expires;

               (B) if any Term Interest Period would otherwise expire on a day that is not a Business Day, such Term Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Term Interest Period with respect to a RTFC Fixed Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Term Interest Period shall expire on the next preceding Business Day;

               (C) any Term Interest Period with respect to a RTFC Fixed Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Term Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Term Interest Period;

               (D) no Term Interest Period shall extend beyond the Term Loan Maturity Date.

     (c) APPLICABLE MARGIN. The Applicable Margin provided for in Section 5.1(a) with respect to any Loan (the "Applicable Margin") shall be based upon the table set forth below and shall be determined and adjusted quarterly on the date (each a "Calculation Date") ten (10) Business Days after the date by which the Borrower is required to provide an Officer's Compliance Certificate for the most recently ended fiscal quarter of the Borrower; PROVIDED, HOWEVER, that (a) the initial Applicable Margin shall be equal to the percentages set forth in the Certificate delivered on the Closing Date pursuant to 6.2(d)(ii); PROVIDED the Term Loan Applicable Margin shall initially be 1.5% and remain at 1.5% until the conditions set forth in Section 6.4 are satisfied, and shall remain at such level until the first Calculation Date occurring after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and (b) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 8.3 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level I (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date, such adjustment to occur ten (10) Business Days after the receipt of such certificate. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

                                                       REVOLVER              REVOLVER
PRICING LEVEL             LEVERAGE RATIO                 LIBOR               BASE RATE           TERM LOAN
-------------             --------------                 -----               ---------           ---------
      I              Greater than or equal to           1.750%                 0.750%                1%
                           4.00 to 1.0
      II             Greater than or equal to           1.625%                 0.625%                1%
                      3.50 to 1.0, but less
                         than 4.00 to 1.0
     III             Greater than or equal to           1.500%                 0.500%                1%
                      3.00 to 1.0, but less
                         than 3.50 to 1.0
      IV             Greater than or equal to           1.375%                 0.375%                1%
                      2.50 to 1.0, but less
                         than 3.00 to 1.0
      V              Greater than or equal to           1.250%                 0.250%                1%
                      2.00 to 1.0, but less
                         than 2.50 to 1.0
      VI               Less than 2.00 to 1              1.000%                 0.000%                1%


     (d) DEFAULT RATE. Subject to Section 12.3, at the discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans, as applicable, until the end of the applicable LIBOR Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, (iv) all outstanding RTFC Variable Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to RTFC Variable Rate Loans and (v) all outstanding RTFC Fixed Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to RTFC Fixed Rate Loan. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan, RTFC Variable Rate Loan and RTFC Fixed Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2000; and interest on each LIBOR Rate Loan shall be payable on the last day of each LIBOR Interest Period applicable thereto, and if such LIBOR Interest Period extends over three (3) months, in addition to such date at the end of each three
(3) month interval during such LIBOR Interest Period. Other than calculations made in respect of interest at the Base Rate and the RTFC Variable Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), (i) all interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and (ii) the RTFC Fixed Rate shall be computed on the basis of a 360 day year with thirty (30) day months.

     (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     SECTION 5.2     NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS.

     (a) Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $500,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any LIBOR Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $250,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT D (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the LIBOR Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the LIBOR Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 5.3     CONVERSION OF TERM LOAN INTEREST RATE.

     (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 a.m. (Charlotte, North Carolina time) on the fifth Business Day prior to the date of the proposed conversion, in the case of a conversion of a RTFC Variable Rate Loan into a RTFC Fixed Rate Loan or of a RTFC Fixed Rate Loan of one Interest Period into a RTFC Fixed Rate Loan of another Interest Period, or on the Business Day immediately preceding the date of the proposed conversion in the case of a Conversion of RTFC Fixed Rate Loan into RTFC Variable Rate Term Loan; convert such Term Loan into either a RTFC Fixed Rate Loan or RTFC Variable Rate Loan PROVIDED

             (i) any conversion of a RTFC Fixed Rate Loan into RTFC Variable Rate Term Loan, in each case, shall be made only on the last day of an Interest Period for such RTFC Fixed Rate Loan;

             (ii) any conversion of a RTFC Variable Rate Loan into RTFC Fixed Rate Loan shall be made only if no Default or Event of Default shall have occurred and be continuing and shall be in an amount not less than $1,000,000 and additional increments of $500,000;

Whenever the Borrower desires to convert or continue the interest rate applicable to a Term Loan as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT D not later than 11:00 a.m. (Charlotte time) five (5) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the portion of the Term Loan to be converted or continued, and, in the case of any RTFC Fixed Rate Loan, to be converted or continued, the last day of the Term Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of the portion of the Term Loan to be converted or continued, and (D) the Term Interest Period to be applicable to such converted or continued RTFC Fixed Rate Loan. The Administrative Agent shall promptly notify the Term Loan Lenders of such Notice of Conversion/Continuation.

     (b)     MANDATORY.

             (i) If the Borrower shall fail to select the duration of any Term Interest Period for any RTFC Fixed Rate Advance in accordance with the Term Interest Period, the Administrative Agent will forthwith so notify the Borrower and the Term Loan Lenders, whereupon each such RTFC Fixed Rate Advance will automatically, on the last day of the then existing Term Interest Period therefor, convert to a RTFC Variable Rate Term Loan.

             (ii) Upon the occurrence and during the continuance of any Default, (A) each RTFC Fixed Rate Advance will automatically, on the last day of the then existing Term Interest Period therefor, convert to a RTFC Variable Rate Advance, and (B) the obligation of the Term Loan Lenders to convert Term Loans into a RTFC Fixed Rate Loan shall be suspended.

     (c) CONVERSION OF TERM LOAN TO LIBOR RATE. If RTFC ceases to be the sole Term Loan Lender, then the RTFC Fixed Rate and the RTFC Variable Rate shall no longer be available and the interest rate applicable to all outstanding RTFC Fixed Rate Loans and RTFC Variable Rate Loans shall immediately be converted to LIBOR Rate Loans with the interest rate and interest period applicable thereto to be determined in accordance with Section 5.1(b).

     SECTION 5.4     FEES.

     (a) COMMITMENT FEE. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to (i) 0.50% on the average daily unused portion of the Revolving Credit Commitment if the unused portion of the Revolving Credit Commitment is greater than or equal to fifty percent (50%) of the Revolving Credit Commitment or (ii) 0.35% on the average daily unused portion of the Revolving Credit Commitment if the unused portion of the Revolving Credit Commitment is less than or equal to fifty percent (50%) of such Revolving Credit Commitment. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing September 30, 2000, and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders PRO RATA in accordance with the Lenders' respective Revolving Credit Commitment Percentages.

     (b) ADMINISTRATIVE AGENT'S AND OTHER FEES. To compensate the Administrative Agent for structuring and syndicating the Loans and for its obligations hereunder and the other Lenders obligations hereunder, the Borrower agrees to pay to the Administrative Agent, the fees set forth in the separate fee letter agreement executed by the Borrower and the Administrative Agent dated August 15, 2000.

     (c) RTFC FEES. To compensate RTFC for its obligations hereunder, the Lead Arranger agrees to pay to RTFC the fees set forth in the Fee Letter dated September 7, 2000 from RTFC to the Lead Arranger.

     SECTION 5.5 MANNER OF PAYMENT. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA in accordance with their respective Revolving Credit Commitment Percentages or Term Loan Percentages, as applicable, (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of
Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its PRO RATA share of such payment in accordance with such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative

Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11, 5.12 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 5.1(b)(ii) in any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 5.6 CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder and under the other Loan Documents, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the other Notes and the Reimbursement Obligation (PRO RATA in accordance with all such amounts due), then to the principal amount of the other Notes and Reimbursement Obligation and then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

     SECTION 5.7 ADJUSTMENTS. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Extensions of Credit, or interest thereon, or any other Obligations, or if any Lender shall at any time receive any collateral in respect to its Extensions of Credit, or interest thereon, or any other Obligations (whether voluntarily or involuntarily, by set-off or otherwise), in any such case, in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, or any other Obligationssuch Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 5.8 NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative

Agent on the proposed borrowing date in accordance with Section 2.2(b) and 4.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable of such borrowing, TIMES (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, TIMES (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such Loan available on the borrowing date.

         SECTION 5.9                CHANGED CIRCUMSTANCES.

     (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If with respect to any LIBOR Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Dow Jones Market Screen 3750 or offered to the Administrative Agent or such Lender for such LIBOR Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current LIBOR Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such LIBOR Interest Period.

     (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of its Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current LIBOR Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such LIBOR Interest Period.

     (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note; and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 5.8(c);

PROVIDED, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         SECTION 5.10      INDEMNITY.

     (a) The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan

          (i) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan,

          (ii) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion, or

          (iii) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the LIBOR Interest Period. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

         (b) (i) The Borrower hereby indemnifies RTFC against any loss or expense which may arise or be attributable to RTFC's obtaining, liquidating or employing commercial paper, or other funds acquired to effect, fund or maintain the Term Loan

          A. as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with the Term Loan

          B. due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or

          C. due to any payment, prepayment or conversion of any RTFC Variable Rate Loan or RTFC Fixed Rate Loan on a date other than the last day of the applicable Interest Period. A certificate of RTFC setting forth the basis for determining such amount, or amounts, necessary to compensate RTFC shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save manifest error.

          (ii) In the event the Borrower makes an optional prepayment of all or part of the Term Loan Facility, at the time of any such optional prepayment, the Borrower shall pay, for the account of RTFC, the applicable Make-Whole Premium.

     SECTION 5.11 CAPITAL REQUIREMENTS. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 5.12 TAXES.

     (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or in respect of any Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 5.12) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions or withholdings been made,
(B) the Borrower shall make such deductions or withholdings, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant Governmental Authority or other authority in the manner provided in Section 5.12(d).

     (b) STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereof (hereinafter referred to as "Other Taxes").

     (c) INDEMNITY. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.12) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8ECI or Forms 8BEN, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form W-8BEN or W-8ECI, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8BEN or W-8ECI, establishing an exemption from United States backup withholding tax.

     (f) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.12 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 5.13 SECURITY. The Obligations of the Borrower and the Guaranteed Obligations of the Guarantors shall be secured as provided in the Security Documents.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 6.1 CLOSING. The closing shall take place at the offices of Kennedy, Covington, Lobdell & Hickman, L.L.P. at 10:00 a.m. on September 21, 2000, or on such other date as the parties hereto shall mutually agree.

     SECTION 6.2 CONDITIONS TO CLOSING AND INITIAL EXTENSIONS OF CREDIT. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

     (a) EXECUTED LOAN DOCUMENTS. This Agreement and the Notes shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b) CLOSING CERTIFICATES; ETC.

          (i) OFFICER'S CERTIFICATE OF THE BORROWER. The Administrative Agent shall have received a certificate from a Responsible Officer, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true, correct and complete; that the Loan Parties are not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Loan Parties have satisfied each of the closing conditions.

          (ii) CERTIFICATE OF SECRETARY OF THE LOAN PARTIES. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each of the Loan Parties certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a correct and complete copy of (A) the articles of incorporation of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, (B) the bylaws of such Loan Party as in effect on the date of such certifications, (C) the resolutions duly adopted by the Board of Directors of such Loan Parties authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.2(b)(iii).

          (iii) CERTIFICATES OF GOOD STANDING. The Administrative Agent shall have received certificates as of a recent date of the good standing of each of the Loan Parties under the laws of its jurisdiction of organization and to the extent requested by the Administrative Agent each other jurisdiction where any such Loan Party is qualified to do business.

          (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders with respect to the Loan Parties, the Loan Documents and FCC and PUC matters.

          (v) TAX FORMS. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by Section 5.12(e) hereof.

          (vi) INSURANCE CERTIFICATE. The Administrative Agent shall have received certificates of insurance evidencing procurement and maintenance of insurance policies required pursuant to the Security Documents.

     (c) COLLATERAL.

          (i) FILINGS AND RECORDINGS. All filings and recordations that are necessary to perfect the Liens of the Lenders in the collateral described in the Security Documents (excluding the Mortgages which shall be governed by the terms of Section 6.4) shall have been forwarded for filing in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that upon such filings and recordations such Liens will constitute valid and perfected first priority Liens therein.

          (ii) PLEDGED COLLATERAL. The Administrative Agent shall have received
(A) original stock certificates or other certificates evidencing the Pledged Stock (as defined in the Collateral Agreement) or other ownership interests pledged pursuant to the Collateral Agreement, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Collateral Agreement.

          (iii) LIEN SEARCH. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters) made against the Borrower under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens hereunder.

          (iv) HAZARD AND LIABILITY INSURANCE. The Administrative Agent shall have received certificates of insurance, evidence of payment of all insurance premiums for the current policy year of each, and, if requested by the Administrative Agent, copies (certified by a

Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

     (d) CONSENTS; DEFAULTS.

          (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. The Borrower shall have obtained all necessary approvals, Authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the Extensions of Credit.

          (ii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

          (iii) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing.

     (e) FINANCIAL MATTERS.

          (i) FINANCIAL STATEMENTS. The Administrative Agent shall have received
(i) the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries and (ii) the Borrower's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q, in each case as filed with the Securities and Exchange Commission, all in form and substance satisfactory to the Administrative Agent.

          (ii) FINANCIAL CONDITION CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are each Solvent; PROVIDED that with respect to each Guarantor and the application of the Guaranteed Obligations hereunder, this representation is subject to the proviso set forth in Section 2 of the Guaranty Agreement., (B) each of the Loan Party's payables are current and not past due, (C) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in
Article X hereof, (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrower and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin pursuant to Section 5.1(c).

          (iii) PAYMENT AT CLOSING; FEE LETTERS. The Borrower shall have paid the fees set forth or referenced in Section 5.4 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) to the Administrative Agent and Lenders, and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Administrative Agent shall have received duly authorized and executed copies of the Fee Letter.

     (f) MISCELLANEOUS.

          (i) NOTICE OF BORROWING. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a) and
Section 4.2, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

          (ii) PROCEEDINGS AND DOCUMENTS. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lender may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii) DUE DILIGENCE. The Administrative Agent and Lenders shall have completed their customary legal and business due diligence review of the Borrower and its Subsidiaries.

          (iv) TERMINATION OF OUTSTANDING COMMITMENTS. The Borrower and its Subsidiaries shall have terminated all existing lines of credit.

          (v) SYSTEM DOCUMENTS. If requested by the Administrative Agent, the Borrower shall deliver to the Administrative Agent copies of all FCC Licenses, PUC Authorizations, Network Agreements in existence as of the date of this Agreement.

     (g) REFINANCING. On the Closing Date, (i) all extensions of credit under the Prior Credit Agreement ("Existing Extensions of Credit") made by any Prior Lender who is not a Lender hereunder shall be repaid in full and the commitments and other obligations and rights (except as expressly set forth in the Prior Credit Agreement) of such Prior Lender shall be terminated, (ii) all outstanding Existing Extensions of Credit shall be deemed Extensions of Credit hereunder and the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Extensions of Credits, together with any Extensions of Credit funded on the Closing Date, reflect the Commitments of the Lenders hereunder, (iii) there shall have been paid in cash in full all accrued but unpaid interest due on the Existing Extensions of Credit to but excluding the Closing Date, (iv) there shall have been paid in cash in full all accrued but unpaid fees under the Prior Credit Agreement due to but excluding the Closing Date and all other amounts, costs and expenses then owing to any of the Prior Lenders and/or First Union, as administrative agent under the Prior Agreement and (v) all outstanding promissory notes issued by the Borrower to the Prior Lenders under the Prior Credit Agreement shall be deemed canceled and the originally executed copies thereof shall be promptly returned to the Administrative Agent who shall forward such notes to the Borrower.

     SECTION 6.3 CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of the Lenders to make any Extension of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

          (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VII shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

          (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to the issuance of such Letters of Credit on such date.

          (c) OFFICER'S COMPLIANCE CERTIFICATE; ADDITIONAL DOCUMENTS. The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument or other item of information reasonably requested by it.

     SECTION 6.4 POST-CLOSING MATTERS; MORTGAGES: Within 90 days of the Closing Date, the Borrower shall have provided to the Administrative Agent, for the benefit of itself and the other Lenders, Mortgages on each of the properties identified as such on Schedule 7.1(q), and the following related documentation:

          (i) TITLE OPINION. A favorable opinion of local counsel to the Loan Parties in form and substances satisfactory to the Administrative Agent and opining to the recordation of the Mortgage, the Lenders' first priority Lien resulting from such recordation, and showing no Liens prior to Lenders' Liens other than for ad valorem taxes not yet due and payable.

          (ii) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. a certification from the National Research Center, or any successor agency thereto, regarding each parcel of real property securing any portion of the Obligations identifying whether such property lies within any flood plain. If such property does lie within a flood plain, then the Borrower shall procure flood insurance for such property.

          (iii) OTHER REAL PROPERTY INFORMATION. such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Administrative Agent.

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     SECTION 7.1 REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders, both before and after giving effect to the transactions contemplated hereunder, that:

     (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on SCHEDULE 7.1(a).

     (b) OWNERSHIP. Each Subsidiary of the Borrower as of the Closing Date is listed on SCHEDULE 7.1(b). As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 7.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower and the number of shares owned by each as of the Closing Date are described on SCHEDULE 7.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or its Subsidiaries, except as described on SCHEDULE 7.1(b).

     (c) AUTHORIZATION OF AGREEMENT, LOAN DOCUMENTS AND BORROWING. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person
(iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents, or (iv) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement (other than those consents that have been obtained).

     (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

     (f) TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. There is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority of the tax liability of the Borrower and its Subsidiaries. No Governmental Authority has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and any of its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

     (g) INTELLECTUAL PROPERTY MATTERS. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h) ENVIRONMENTAL MATTERS.

          (i) The properties owned, leased or operated by the Borrower and its Subsidiaries now or in the past do not contain, and to the knowledge of the Borrower or any such Subsidiary have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability under applicable Environmental Laws;

          (ii) The Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

          (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

          (iv) Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a potentially responsible party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary or such properties or such operations; and

          (vi) There has been no release, or to the best of the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

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

          (i) ERISA.

          (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 7.1(i);

          (ii) the Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or
Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

     (j) MARGIN STOCK. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

     (k) GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) MATERIAL CONTRACTS. SCHEDULE 7.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in SCHEDULE 7.1(l), each such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof. The Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on SCHEDULE 7.1(l) or any other Schedule hereto. Neither the Borrower nor any Subsidiary (nor, to the knowledge of the Borrower, any other party thereto) is in breach of or in default under any Material Contract in any material respect.

     (m) EMPLOYEE RELATIONS. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on SCHEDULE 7.1(m). The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

     (n) BURDENSOME PROVISIONS. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect. Other than certain promissory notes of Mid-Communications, Inc. payable to Rural Utilities Service and Rural Telephone Bank in an aggregate principal amount not to exceed $1,300,000, as set forth in the Borrower's financial statements delivered pursuant to Section 6.2(e), no Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its capital stock to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

     (o) FINANCIAL STATEMENTS. The (i) Consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1999 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended, copies of which have been furnished to the Administrative Agent and each Lender, are complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended and (ii) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2000, and related unaudited interim statements of revenue and retained earnings. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (p) SOLVENCY. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries will be Solvent; PROVIDED that with respect to each Guarantor and the application of the Guaranteed Obligations hereunder, this representation is subject to the proviso set forth in Section 2 of the Guaranty Agreement.

     (q) TITLES TO PROPERTIES. Each of the Borrower and its Subsidiaries has such title to the real property listed on SCHEDULE 7.1(q) owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 7.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

     (r) LIENS. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 11.2. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 11.2 hereof.

     (s) DEBT AND GUARANTY OBLIGATIONS. SCHEDULE 7.1(s) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $500,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

     (t) LITIGATION. As of the Closing Date, there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, except, in each case, as set forth on SCHEDULE 7.1(t).

     (u) ABSENCE OF DEFAULTS. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

     (v) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     (w) REGULATORY MATTERS.

          (i) NETWORK AGREEMENTS, ETC. Each Network Agreement which qualifies as a Material Contract hereunder, to which the Borrower or any Subsidiary is a party is set forth on Part 1 of SCHEDULE 7.1(w) hereto. Except for Network Agreements so designated on Part 1 of such Schedule, neither the Borrower nor any Subsidiary is a party to (i) any management or similar agreements with respect to the FCC Licenses held by any such Person or (ii) any agreement pursuant to which any such Person has agreed to share with others any portion of the revenues derived from any such FCC Licenses, or pursuant to which such FCC Licenses shall be subject to any right on the part of any other Person to require the Borrower or any Subsidiary to sell any such FCC Licenses. The terms of all Network Agreements to which the Borrower or any Subsidiary is a party, and the operation of each Cellular Communications System pursuant thereto, comply with the Communications Act of 1934, as amended, and all rules, regulations and policies of the FCC, any PUC and of any other Governmental Authority. Each Network Agreement has been duly executed and delivered by the respective parties thereto, is in full force and effect and neither the Borrower nor any Subsidiary is in default of any of the provisions thereof.

          (ii) LICENSE INFORMATION. To the extent requested by the Administrative Agent, Part 2 of SCHEDULE 7.1(w) hereto sets forth, as of the date hereof (or as of the dates specified on such Schedule with respect to particular information), a true and complete list of the following information for each FCC License or PUC Authorization issued to the Borrower or any Subsidiary:

         (1) for each FCC License issued to the Borrower or any Subsidiary, the call sign, the name of the licensee, the transmitter location, the type of service, the frequency or frequencies authorized, the site name or location and the expiration dates; and

         (2) for each PUC Authorization issued to the Borrower or any Subsidiary, the geographic area covered by such Authorization, the services that may be provided thereunder and the expiration date, if any.

          (iii) CONDITION OF SYSTEMS. All of the material properties, equipment and systems owned, leased or managed by the Borrower or any Subsidiary, and constituting part of the Telecommunications Systems are, and all such property, equipment and systems to be a acquired or added in connection with any contemplated system expansion or construction will be in compliance with all terms and conditions of their respective FCC Licenses and PUC Authorizations, and other Applicable Laws.

          (iv) FEES. The Borrower and each Subsidiary has paid all franchise, license or other fees and charges which have become due in respect of the Telecommunications Systems and has made appropriate provision as is required by GAAP for any such fees and charges which have accrued, except for such fees an charges being contested in good faith by appropriate proceedings.

          (v) LICENSE COMPLIANCE. Except as specifically set forth in Part 2 of
SCHEDULE 7.1(w) hereto, the Borrower and its Subsidiaries have secured all material FCC Licenses, and, if applicable, any PUC and any other Governmental Authority exercising jurisdiction over the Telecommunications Systems of any such Person (or the construction of delivery systems therefor) required for the conduct of the business and operations of such business as currently conducted.

          (vi) The FCC Licenses and PUC Authorizations specified on Part 2 of
SCHEDULE 7.1(w) hereto are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of FCC Licenses and such Authorizations. No event has occurred and is continuing which could (i) result in the imposition of a forfeiture or the revocation, termination or adverse modification of any FCC License or PUC Authorization specified in Part 2 of SCHEDULE 7.1(w) hereto or (ii) materially and adversely affect any rights of the Borrower or any Subsidiary; neither the Borrower nor any Subsidiary has reason to believe and has knowledge that the FCC Licenses and PUC Authorizations specified in Part 2 of SCHEDULE 7.1(w) hereto will not be renewed in the ordinary course; and the Borrower and its Subsidiaries have sufficient time, materials, equipment, contract rights and other required resources to complete, in a timely fashion and in full, construction of any Cellular Communications System in compliance with all Applicable Laws.

          (x) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (y) YEAR 2000 COMPLIANCE. There has not occurred any material disruption in the operations of the business systems of the Borrower and its Subsidiaries (or, to the best of their knowledge, any material supplier or vendor thereof) resulting from an inability of any computer system or related equipment of any such Person to recognize or properly process dates in or following the year 2000, and the Borrower and its Subsidiaries do not expect any such disruption to occur.

     SECTION 7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made on and as of the Closing Date, shall survive the Closing Date, pursuant to Section 6.3, and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 14.1, and to the Lenders at their respective addresses as set forth on SCHEDULE 1, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 8.1 FINANCIAL STATEMENTS AND PROJECTIONS.


     (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of any Fiscal Year, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its

Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

     (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

     (c) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. As soon as practicable and in any event no later than December 31 of any Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from the chief financial officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates of the financial condition and operations of the Borrower and its Subsidiaries for such four (4) quarter period.

     SECTION 8.2 FCC AND PUC MATTERS. As soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, an updated
SCHEDULE 7.1(w) hereto accompanied by a report identifying any Network Agreement previously scheduled, FCC License or PUC Authorization terminated, lost, surrendered or cancelled during such period, and within 10 Business Days of the receipt by the Borrower or any Subsidiary of notice that any Network Agreement previously scheduled, FCC License or PUC Authorization has been terminated, lost or cancelled, copies of any such notice accompanied by a report describing the measures undertaken by the Borrower and its Subsidiaries to prevent such termination, loss or cancellation (and the anticipated impact, if any, that such termination, loss or cancellation will have upon the business of the Borrower and its Subsidiaries).

     SECTION 8.3 OFFICER'S COMPLIANCE CERTIFICATE. At each time financial statements are delivered pursuant to Sections 8.1 (a) or (b) and at such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of the Borrower in the form of EXHIBIT E attached hereto (an "Officer's Compliance Certificate").

     SECTION 8.4 ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to Section 8.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders:

     (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) including the calculations prepared by such accountants required to establish whether or not the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article X hereof as at the end of each respective period.

     SECTION 8.5 OTHER REPORTS.

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

     (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     SECTION 8.6 NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

     (d) any attachment, judgment, lien, levy or order exceeding $500,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

     (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

     (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (g) any event which makes any of the representations set forth in Section
7.1 inaccurate in any respect.

     SECTION 8.7 ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VIII or any other provision of this Agreement, shall, at the time the same is so furnished, comply with Section 7.1(v).

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.11, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 9.1 PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by Section 11.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law.

     SECTION 9.2 MAINTENANCE OF PROPERTY. In addition to the requirements of any of the Security Documents, protect and preserve all properties useful in and material to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 9.3 INSURANCE. In addition to the requirements set forth in the Security Documents, maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 9.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 9.5 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; PROVIDED, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section 9.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 9.6 COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business.

     SECTION 9.7 ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, Administrative Agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 9.8 COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 9.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     SECTION 9.9 COMPLIANCE WITH AGREEMENTS. Comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; PROVIDED, that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 9.10 CONDUCT OF BUSINESS. Engage only in businesses in which engaged as of the date of the Prior Credit Agreement, and businesses reasonably related thereto and in furtherance thereof.

     SECTION 9.11 VISITS AND INSPECTIONS. Permit representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 9.12 ADDITIONAL SUBSIDIARIES

 . Within thirty (30) days after the acquisition or creation of any Subsidiary of the Borrower, cause to be executed and delivered to the Administrative Agent (a) a duly executed Joinder Agreement, whereby the Borrower shall pledge the stock of such Subsidiary and such new Subsidiary shall become a Guarantor under the Guaranty Agreement and Grantor under the Collateral Agreement, (b) favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such Joinder Agreement and (c) such other documents and closing certificates as may be requested by the Administrative Agent which provide that such Subsidiary shall become a Guarantor bound by all of the terms, covenants and agreements contained in the Loan Documents and that the assets of such Subsidiary shall become Collateral for the Guaranteed Obligations.

     SECTION 9.13 FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement and the other Loan Documents.

     SECTION 9.14 COBANK PARTICIPATION CERTIFICATES. At all times during which CoBank, ACB ("CoBank") is a Lender hereunder, acquire and maintain non-voting participation certificates in CoBank (the "Participation Certificates") in such amounts and at such times as CoBank may from time to time require in accordance with its bylaws and capital plan (as each may be amended from time to time); PROVIDED, however, that the maximum amount of Participation Certificates that the Borrower may be required to purchase may not exceed the maximum amount permitted by CoBank's bylaws as in effect on the date hereof. The rights and obligations of the parties with respect to the Participation Certificates and any other patronage or other distributions shall be governed by CoBank's bylaws.

     SECTION 9.15 RTFC ELIGIBILITY. Maintain the Borrower's eligibility to borrow from RTFC, consistent with RTFC's written policies set forth in its constitutive documents with respect to borrowing eligibility in effect on the date of this Agreement.

                                    ARTICLE X

                               FINANCIAL COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

     SECTION 10.1. MAXIMUM LEVERAGE RATIO. As of the date of any fiscal quarter end during the applicable period set forth below, permit the ratio (the "LEVERAGE RATIO") of (a) Total Debt as of such fiscal quarter end to (b) EBITDA for the four consecutive fiscal quarter period ending on such fiscal quarter end, to exceed the corresponding ratio set forth below:

                  Period                                              Ratio
                  ------                                              -----
         Closing  Date  through  and
         including 09/30/02                                           4.50 to 1.00
         10/01/02 through and including 09/30/03                      4.25 to 1.00
         10/01/03 through and including 09/30/04                      4.00 to 1.00
         10/01/04 through and including 09/30/05                      3.50 to 1.00
         10/01/05 and thereafter                                      3.00 to 1.00

     SECTION 10.2. FIXED CHARGE COVERAGE RATIO. As of any Fiscal Year during the applicable period set forth below, permit the ratio of (a) EBITDA for such Fiscal Year to (b) Fixed Charges for such Fiscal Year, to be less than the corresponding ratio set forth below:

               Period                                                 Ratio
               ------                                                 -----
          Fiscal Year 2004 and thereafter                             1.05 to 1.00

     SECTION 10.3. INTEREST COVERAGE RATIO. As of any fiscal quarter end during the applicable period set forth below, permit the ratio of (a) EBITDA for the four consecutive fiscal quarter periods immediately prior to such fiscal quarter end to (b) Interest Expense as of such fiscal quarter end, to be less than the corresponding ratio set forth below:

                  Period                                              Ratio
                  ------                                              -----
         Closing Date through and including 9/30/01                   2.00 to 1.0
         10/01/01 through and including 09/30/02                      2.25 to 1.0
         10/01/02 and thereafter                                      2.50 to 1.0

     SECTION 10.4. MAXIMUM CAPITAL EXPENDITURE. In any Fiscal Year, permit Capital Expenditures to exceed the amounts set forth below:

         Fiscal Year                                                  Amount
         -----------                                                  ------
         2000                                                         42,000,000
         2001                                                         66,000,000
         2002                                                         50,500,000
         2003                                                         16,000,000
         2004                                                         16,000,000
         2005                                                         16,250,000
         2006                                                         16,250,000
         2007                                                         16,500,000
         2008                                                         16,500,000

;provided that permitted Capital Expenditures not used in any Fiscal Year may be applied to the next succeeding Fiscal Year.

                                   ARTICLE XI

                               NEGATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.11 hereof, the Borrower will not and will not permit any of its Subsidiaries to:

     SECTION 11.1 LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt except:


     (a) the Obligations;

     (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent;

     (c) Debt existing on the Closing Date and not otherwise permitted under this Section 11.1, as set forth on SCHEDULE 7.1(s) and the renewal and refinancing (but not the increase at the aggregate principal amount thereof) thereof;

     (d) (i) Debt incurred in connection with Capitalized Leases, (ii) purchase money Debt, (iii) Debt consisting of Guaranty Obligations, and (iv) any other Debt, in an aggregate principal amount for all Debt referred to in this Section 11.1(d) not to exceed $10,000,000 on any date of determination;

     SECTION 11.2 LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (b) statutory Liens in favor of CoBank on all equity evidenced by the Participation Certificates which the Borrower may now own or hereafter acquire or be allocated in CoBank.

     (c) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings and statutory liens of landlords with regard to any leased property;

     (d) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed $500,000) under customer service contracts;

     (e) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (f) Liens not otherwise permitted by this Section 11.2 and in existence on the Closing Date and described on SCHEDULE 11.2; and

         (g) Liens securing purchase money Debt permitted under Section 11.1(d); PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired.

     SECTION 11.3 LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

     (a) investments existing on the Closing Date in Subsidiaries and the other existing loans, advances and investments not otherwise permitted by this Section
11.3 described on SCHEDULE 11.3;

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; PROVIDED, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

     (c) investments by the Borrower or any Subsidiary in the form of (i) acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person or (ii) investments in Subsidiaries, so long as such acquisition or investment has been previously approved in writing by the Required Lenders; PROVIDED, HOWEVER, that the Borrower or any Subsidiary shall be permitted to make any one or more individual acquisitions or a series of related acquisitions (or for any such investment) with a total consideration (or investment amount) of up to $15,000,000 per any such acquisition or series of related acquisitions (or any such investment) without the approval of the Required Lenders so long as (i) no Default or Event of Default shall have occurred and be continuing or shall be created thereby, (ii) the Borrower shall have delivered to the Administrative Agent financial projections in form and substance reasonably satisfactory to the Administrative Agent, evidencing compliance, on a PRO FORMA basis, with the covenants contained in Articles X and XI and (iii) the total consideration for such acquisitions (or investment) does not exceed in the aggregate $35,000,000 during the term of this Agreement; PROVIDED FURTHER that such acquired Subsidiary comply with Section 9.12 hereof.

     (d) investments in Participation Certificates of CoBank to the extent required by Section 9.14.

     (e) investments in SCC's of RTFC of not more than 10% of the initial Term Loan amount.

     SECTION 11.4 LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Wholly-Owned Subsidiary of the Borrower may merge with any other Wholly-Owned Subsidiary of the Borrower or into the Borrower, as long as the Borrower is the surviving corporation;

     (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by
Section 11.3(c); and

     (c) any Wholly-Owned Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower.

PROVIDED that prior to any merger permitted under this Section 11.4, the Borrower shall deliver to the Administrative Agent evidence reasonably satisfactory thereto demonstrating compliance with Articles X and XI of this Agreement, both before and after giving effect to such merger.

     SECTION 11.5 LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

     (c) the transfer of assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower pursuant to any transaction permitted by Section 11.4;

     (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

     (e) any other sale of assets; PROVIDED that (i) after giving effect to such asset sale, EBITDA attributable to all assets sold or to be sold (A) during the then-current Fiscal Year does not exceed ten percent (10%) of total EBITDA for the period of twelve (12) consecutive months ending on the month end immediately preceding the date of such proposed sale, and (B) during the term of this Agreement, does not exceed, twenty percent (20%) of total EBITDA for the period of four (4) consecutive fiscal quarters ending on the quarter end immediately preceding the date of such proposed sale and (ii) if applicable, the Net Cash Proceeds thereof are applied to the Loans in accordance with Section 4.4(b).

     SECTION 11.6 LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure; PROVIDED that:

     (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

     (b) the Borrower may pay cash dividends to its equity holders; PROVIDED that (i) such dividends shall not exceed in any Fiscal Year one hundred percent (100%) of Net Income for the immediately preceding Fiscal Year AND (ii) the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory thereto demonstrating compliance with Article IX and X hereof both before and after giving effect to such dividend payment; and

     (c) any Subsidiary may pay cash dividends to the Borrower.

     SECTION 11.7 LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Except for the Proposed Issuance, issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 11.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) of this Section with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 11.9 CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner adverse in any respect to the rights or interests of the Lenders.

     SECTION 11.10 AMENDMENTS; PAYMENTS AND PREPAYMENTS . Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any permitted Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any permitted Debt.

     SECTION 11.11 RESTRICTIVE AGREEMENTS. (a) Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles IX, X and XI hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt or
(b) enter into any agreement which shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

     SECTION 11.12 NATURE OF BUSINESS. Alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries as of the Closing Date.

     SECTION 11.13 IMPAIRMENT OF SECURITY INTERESTS. Take or omit to take any action, which might or would have the result of materially impairing the Liens in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Liens permitted under Section 11.2 and asset sales permitted under Section 11.5.


                                   ARTICLE XII

                              DEFAULT AND REMEDIES

     SECTION 12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation.

     (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the performance or observance of any covenant or agreement contained in
Section 6.4, Sections 10.1 through 10.4 or Articles X or XI of this Agreement.

     (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

     (f) HEDGING AGREEMENT. Any termination payment shall be due by the Borrower under any Hedging Agreement to which any Lender is a party and such amount is not paid within thirty (30) Business Days of the due date thereof.

     (g) DEBT CROSS-DEFAULT. The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Notes or any Reimbursement Obligation) or interest thereon or other Obligation, the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (h) OTHER CROSS-DEFAULTS. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any (i) Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP or (ii) any Security Document.

     (i) CHANGE IN CONTROL. Any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than the Current Management Group shall obtain ownership or control in one or more series of transactions of more than twenty percent (20%) of the common stock or twenty percent (20%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the

Debt or capital stock provided for therein (any such event, a "Change in Control"). As used herein, "Current Management Group" means any group referred to above which includes, and is under the general direction and authority of, at least two of Robert Alton, David Christensen, John Finke, Mary Jacobs, Jay Knauf, Lane Nordquist, F. Ernest Lombard and Jon Anderson so long as such individuals continue to be employed in a managerial capacity by the Borrower.

     (j) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) FAILURE OF AGREEMENTS. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (m) TERMINATION EVENT. The occurrence of any of the following events: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

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

     (n) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $1,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

     (o) LOSS OF LICENSE; MATERIAL ADVERSE CHANGE. Any FCC License or PUC Authorization or other Governmental Approval of the Borrower or any of its Subsidiaries shall be revoked, canceled, suspended, otherwise terminated, or fail to be renewed, which in any such case could be expected (in the reasonable judgment of the Lenders) to have a Material Adverse Effect.

     SECTION 12.2 REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) ACCELERATION; TERMINATION OF FACILITIES. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; PROVIDED, that upon the occurrence of an Event of Default specified in Section 12.1(j) or (k), the Credit Facility shall be automatically terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

     (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

     (c) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

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

     SECTION 12.3 RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

     SECTION 13.1 APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XIII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     SECTION 13.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 13.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in

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

connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 13.4 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 13.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement


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

expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 13.6 NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 13.7 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

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


     SECTION 13.8 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 13.9 RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 13.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                   ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.1 NOTICES.

     (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.



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

     (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower: Hickory Tech Corporation
                         221 East Hickory Street P.O.
                         Box 3248 Mankato, MN 56002-3248
                         Attention: The Office of the Chief Financial Officer,
                                    David A. Christensen
                         Telephone No.: (507) 387-1713
                         Telecopy No.: (507) 625-9191


     If to First Union as      First Union National Bank
     Administrative Agent:     Charlotte Plaza, 6th Floor
                               201 South College Street
                               Charlotte, North Carolina 28288-0608
                               Attention:  Mark Cook
                               Telephone No.: (704) 374-4636
                               Telecopy No.:   (704) 374-4793

     If to any Lender: To the Address set forth on SCHEDULE 1 hereto

     (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     SECTION 14.2 EXPENSES; INDEMNITY. The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and
(ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders,

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

and their respective parents, Subsidiaries, Affiliates, employees, Administrative Agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 14.3 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 14.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 14.4 GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 14.5 CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

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

     SECTION 14.6 BINDING ARBITRATION; WAIVER OF JURY TRIAL.

     (a) BINDING ARBITRATION. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document ("Disputes"), between or among parties hereto and to the other Loan Documents shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitations shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one hundred twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

     (b) JURY TRIAL. THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

(c) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under Applicable Law or by judicial foreclosure and sale, including a proceeding to confirm the sale,
(ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 14.7 REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 14.8 INJUNCTIVE RELIEF; PUNITIVE DAMAGE.

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 14.9 ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 14.10 SUCCESSORS AND ASSIGNS; PARTICIPATIONS.


     (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) ASSIGNMENT BY LENDERS. Each Lender may, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); PROVIDED that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Revolving Credit Commitment or Term Loan Commitment, as applicable, is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT F attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; PROVIDED that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d) REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT F:

          (i) accept such Assignment and Acceptance;

          (ii) record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrower; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

     (f) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); PROVIDED that:

          (i) each such participation shall be in an amount not less than $5,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment and/or Term Loan Commitment, as applicable) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

          (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) SPC DESIGNATION. Notwithstanding the above provisions of Section 14.10, U.S. Bank National Association ("US Bank"), pursuant to a designation agreement mutually agreed to and executed by US Bank (in such capacity, the "Granting Lender" ), the Administrative Agent and the Borrower, may grant to a special purpose funding vehicle (an "SPC") organized by the Granting Lender, the option to fund on behalf of such Granting Lender all of any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) the SPC shall have no commitment to make any such Loan, but if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof, (ii) any rights of any such SPC shall be derivative of the rights of the Granting Lender and (iii) each SPC shall be subject to all of the restrictions upon the Granting Lender herein contained. The making of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment or Term Loan Commitment, as applicable, of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, PROVIDED THAT the Granting Lender for each SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense (including attorney's fees and expenses) arising out of their inability to institute any such proceeding against its SPC. In addition, notwithstanding anything to the contrary contained in this Section 14.10, any SPC may with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any assignment fee therefor, assign all or a portion of its interests in any Loans made thereby to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder).

Notwithstanding any grant or assignment referred to in this Section 14.10 (g),
(i) such Granting Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment or Term Loan Commitment, as applicable) shall remain unchanged; (ii) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) such Granting Lender shall remain the holder of the Notes held by it for all purposes of this Agreement; (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement; (v) such Granting Lender shall not permit such grantee or assignee the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document, and (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (h) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. The Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; PROVIDED, that the Administrative Agent may disclose information relating to this Agreement to GOLD SHEETS and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications and PROVIDED FURTHER, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

     (i) CERTAIN PLEDGES OR ASSIGNMENTS. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 14.11 AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this

Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by fifty-one percent (51%) of the Revolving Credit Lenders and fifty-one percent (51%) of the Term Loan Lenders (the "Amendment Lenders") (or by the Administrative Agent with the consent of the Amendment Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; PROVIDED, that no amendment, waiver or consent shall:

     (a) (i) increase the Revolving Credit Commitment of any Revolving Credit Lender, (ii) reduce the rate of interest or fees payable on any Revolving Credit Loan or Reimbursement Obligation, (iii) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation or the time or times of payment of interest on any Revolving Credit Loan or Reimbursement Obligation or any fee or commission with respect thereto,
(iv) permit any subordination of the principal or interest on any Revolving Credit Loan or Reimbursement Obligation or (v) extend the time of the obligation of the Revolving Commitment Lenders to make or issue or participate in Letters of Credit, in any case, without the written consent of each Lender holding Revolving Credit Loans or a Revolving Credit Commitment,

     (b) (i) increase the Term Loan Commitment of any Term Loan Lender, (ii) reduce the rate of interest or fees payable on any Term Loan, (iii) permit any subordination of the principal or interest on any Term Loan or (iv) extend the originally scheduled time or times of payment of the principal of any Term Loan or the time or times of payment of interest on any Term Loan or any fee or commission with respect thereto, in any case, without the written consent of each Lender holding a Term Loan,

     (c) release any material portion of the Collateral, any Lien or release any Security Document or any Guarantor (other than as specifically permitted in this Agreement or the applicable Security Document), (amend or waive any provision of this Agreement relating to the allocation of prepayments hereunder or amend the provisions of this Section 14.11 or amend the definition of "Amendment Lenders" or "Required Lenders" without the prior written consent of each Lender,

In addition, no amendment, waiver or consent to the provisions of (a) Article XIII shall be made without the written consent of the Administrative Agent and
(b) Article III without the written consent of the Issuing Lender.

     SECTION 14.12 PERFORMANCE OF DUTIES. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 14.13 ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 14.14 SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 14.15 TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 14.16 SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 14.18 TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder and the termination of the Lender's Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

     SECTION 14.19 INCONSISTENCIES WITH OTHER DOCUMENTS; INDEPENDENT EFFECT OF COVENANTS.

     (a) The Borrower expressly acknowledges and agrees that each covenant contained in Articles IX, X, or XI hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles IX, X, or XI.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                    HICKORY TECH CORPORATION, as Borrower


                                   By:
                                      -----------------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------

                                   FIRST UNION NATIONAL BANK,
                                   as Administrative Agent and Lender


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                        ---------------------------------------

                                   COBANK, as Lender


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                        ---------------------------------------

                                   U.S. BANK NATIONAL ASSOCIATION,
                                   as Lender


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                   RURAL TELEPHONE FINANCE
                                   COOPERATIVE, as Lender


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


---------------------------------------------------- -------------------------- --------------------------------------
              REVOLVING CREDIT LENDER                       COMMITMENT                       COMMITMENT
                                                            PERCENTAGE
---------------------------------------------------- -------------------------- --------------------------------------
First Union National Bank
One First Union Center, TW-10
301 South College Street                                    38.8888896%                    $48,611,112.00
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.: (704) 374-2698
Fax No.: (704) 383-0288

---------------------------------------------------- -------------------------- --------------------------------------
CoBank
5500 South Quebec Street
Englewood, CO  80111                                        33.3333328%                    $41,666,666.00
Attention: Fred Matthes
Telephone No.: (800) 872-8841 (ext. 4351)
Fax No.: (303) 224-2578

---------------------------------------------------- -------------------------- --------------------------------------
U.S. Bank National Association
1420 5th Avenue, 10th Floor
Seattle, Washington  98101                                                                 $34,722,222.00
Attention: Andy McDonald                                    27.7777776%
Telephone No.: (206) 344-3650
Fax No.: (206) 344-2331

---------------------------------------------------- -------------------------- --------------------------------------


---------------------------------------------------- -------------------------- --------------------------------------
                    TERM LENDER                             COMMITMENT                       COMMITMENT
                                                            PERCENTAGE

---------------------------------------------------- -------------------------- --------------------------------------
RTFC
2201 Cooperative Way
Herndon, VA  20171                                             100%                        $100,000,000.00
Attention:  Robin C. Reed, AVP
Telephone No.:  (703) 709-6792
Fax No.:        (703) 709-6776
Email:  reedr@mail.nrucfc.org
---------------------------------------------------- -------------------------- --------------------------------------
